MALLINCKRODT PLC
(unaudited, in millions)

June 28, 2019
Cash and cash equivalents	$241.1

The total debt principal as of June 28, 2019 was comprised of the following:

June 28, 2019
Current maturities of long-term debt:
4.875% notes due April 2020	$700.0
Term loan due September 2024	15.6
Term loan due February 2025	4.1
Other	0.4
Total current debt	720.1
Long-term debt:
Variable-rate receivable securitization due July 2020	200.0
9.50% debentures due May 2022	10.4
5.75% notes due August 2022	663.2
8.00% debentures due March 2023	4.4
4.75% notes due April 2023	400.1
5.625% notes due October 2023	680.2
Term loan due September 2024	1,509.1
Term loan due February 2025	400.5
5.50% notes due April 2025	596.1
Revolving credit facility	405.0
Other	1.9
Total long-term debt	4,870.9
Total debt	$5,591.0

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